UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2006

PURE BIOFUELS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50903

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

Calle Los Eucharis 150, Dpt. 201, Monternico, Surco, Lima 33 Peru

(Address of principal executive offices and Zip Code)

511-251-4646

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 3 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Pure Biofuels Corp., formerly known as Metasun Enterprises, Inc., and our wholly-owned subsidiary. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Purchase Agreement

On September 15, 2006, we entered into a share purchase agreement with Chad DeGroot and Alastair Anderson, whereby we agreed to sell all of the issued and outstanding shares of Metasun Software Corp., a wholly-owned subsidiary of our company, to Chad DeGroot and Alastair Anderson in consideration for the cancellation of 27,145,710 commons shares in the capital of our company held by Chad DeGroot and 7,984,033 common shares in the capital of our company held by Alastair Anderson, being all of the common shares in the capital of our company held by such individuals, and the waiver and forgiveness of any outstanding amounts owed by our company to such individuals.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE WITH PURE BIOFUELS DEL PERU SAC

On July 26, 2006, as amended August 31, 2006, we entered into a share exchange agreement with Pure Biofuels del Peru SAC, a private Peruvian corporation ("Pure Biofuels Peru"), Luis Goyzueta and the former shareholders of Pure Biofuels Peru.

The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock of Pure Biofuels Peru occurred on September 15, 2006. In accordance with the closing of the share exchange agreement, we issued 29,999,970 common shares to the former shareholders of Pure Biofuels Peru in exchange for the requisition by our company of 999, or 99.9%, of the issued and outstanding common shares of Pure Biofuels Peru on the basis of 30,030 common shares of our company for every one common share of Pure Biofuels Peru.

Our company had 55,031,228 common shares issued and outstanding as of September 15, 2006 as a result of the issuance of 29,999,970 common shares to the former shareholders of Pure Biofuels Peru and the cancellation of 35,039,743 common shares held by Chad DeGroot and Alastair Anderson. The cancellation of stock was in connection with the share purchase agreement entered into by our company, Chad DeGroot and Alastair Anderson. Please refer to the description under Item 1.01 "Entry into a Material Definitive Agreement" for disclosure relating to the share purchase agreement dated September 15, 2006. The share purchase agreement is attached to this current report as Exhibit 10.1. Accordingly, Chad DeGroot tendered 27,145,710 common shares for cancellation and Alastair Anderson tendered 7,894,033 common shares for cancellation. As of the closing date, the former shareholders of Pure Biofuels Peru held 29,999,970 common shares, representing approximately 54.5% of the issued and outstanding common shares of our company. The share exchange is deemed to be a reverse acquisition for accounting purposes. Pure Biofuels Peru, the acquired entity, is regarded as the predecessor entity as of September 15, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Pure Biofuels Peru. Such financial statements will depict the operating results of Pure Biofuels Peru, including the acquisition of our company, from September 15, 2006. Certain of the conditions to closing of the share exchange agreement, including payment of the consulting fee from our company to Mr. Luis Goyzueta and the closing of the private placement equity financing by our company on or before such closing, were waived in writing by the parties in accordance with the terms and conditions of the share exchange agreement.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have no operating history on which to base an evaluation of our business.

We are a recently incorporated development stage company with no operating results to date. As we have no operating history, we cannot evaluate our financial performance as of the date of this current report. Our ability to continue our operations is dependent on our obtaining financing through the sale of our equity securities. We anticipate that we will incur increased operating costs without realizing any revenues until the construction of our proposed biodiesel processing plant is completed, which we expect to occur in July 2007. There can be no assurance that we will be able to complete the construction of our proposed biodiesel processing plant in July 2007, if ever, and therefore we may never realize any revenues. For the year ending December 31, 2007, we expect to incur over $6.5 million on capital expenditures for the construction and startup of our proposed biodiesel processing plant and approximately $500,000 in operating expenses. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our proposed biodiesel processing plant, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. There is no assurance that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any revenues since our incorporation raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our incorporation and we will continue to incur operating expenses without revenues until our proposed biodiesel processing plant is completed. We estimate our average monthly operating expenses to be approximately $70,000. As a result, we will need to acquire financing. There can be no assurance that we will be able to obtain the financing we require, or obtain such financing on terms that are commercially viable for us. These circumstances raise substantial doubt about our ability to continue as a going concern.

Our business could be significantly impacted by changes in government regulations over energy policy.

Our operations and properties are subject to a wide variety of federal, provincial and municipal laws and regulations, including those governing the use, storage, handling, generation, treatment, emission release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of our operations exposes us to the risk of claims with respect to such matters and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Environmental legislation also provides for standards, restrictions and prohibitions on the handling of certain types of waste and for releases, spills, emissions into the environment of substances that are being handled by our company. Any breach by our company of such legislation may result in the suspension or revocation of necessary licenses, permits or authorizations, civil liability and the imposition of fines and penalties which would adversely affect our financial condition.

Our future growth is dependent upon strategic relationships with existing petroleum distributors and feedstock suppliers. If we are unable to develop and maintain such relationships, our future business prospects could be significantly limited.

Our future growth will generally be dependent on relationships with third parties, including alliances with petroleum distributors and feedstock suppliers. We must be successful in establishing strategic distribution and feedstock collection alliances with third parties. These third parties may not regard their relationship with us as important to their own business and operations, and there is no assurance that they will not reassess their commitment to our business in the future or that they will not develop products and services that compete with ours. Furthermore, these third parties may not perform their obligations as agreed. In the event that a strategic relationship is discontinued for any reason, our business, results of operations and financial condition may be materially adversely affected.

We plan to grow very rapidly, which will place strains on our management team and other company resources.

We plan to grow rapidly and significantly expand our operations. This growth will place a significant strain on our management systems and resources. We will not be able to implement our business strategy in a rapidly evolving market without effective planning and management processes. We have a short operating history and have not implemented sophisticated managerial, operational and financial systems and controls. We are required to manage multiple relationships with various strategic partners, including suppliers, distributors, and other third parties. To manage the expected growth of our operations and personnel, we will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage our growing employee base. We will be required to expand our finance, administrative and operations staff. We may be unable to complete, in a timely manner, the improvements to our systems, procedures and controls necessary to support our future operations, management may be unable to hire, train, retain, motivate and manage required personnel and our management may be unable to successfully identify, manage and exploit existing and potential market opportunities. As a result, our business and financial condition may be adversely affected.

Our proposed operations involve certain environmental risks, including spills or leaks of hazardous and/or flammable substances, which may negatively impact our financial condition.

Our proposed operations include the transport, storage, handling and processing of hazardous materials which involve inherent environmental risks. Any spillage or leaks of hazardous and/or flammable substances used in our operations may cause injury to persons and/or damage to property. As a result, we may become subject to liability for such hazards and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities and other expenses, such as restorative environmental costs, will have a negative impact on our financial condition.

There are risks associated with conducting our business operations in Peru, including political and social unrest.

Our proposed biodiesel processing plant will be located in Peru and, accordingly, we are subject to risks not typically associated with ownership of U.S. companies and therefore should be considered more speculative than investments in the U.S. Peru is a developing country that has experienced political, social and economic difficulties over the last several years. Our operations could be affected in varying degrees by political instability, social unrest and changes in government regulation relating to foreign investment and the biofuel industry. Operations may also be affected in varying degrees by possible terrorism, military conflict, crime, fluctuations in currency rates and high inflation. In addition, Peru has, from time to time in the past, nationalized private businesses. There can be no assurance that the Peruvian government will not nationalize our business and our assets in the future. Our operations could be adversely affected by continued political, social and economic unrest in Peru.

We will depend on key service providers for assistance and expertise in beginning operations and any failure or loss of these relationships could delay our operations, increase our expenses and hinder our success.

We must establish and maintain relationships with several key providers for contracting, consulting and other services. Initially, we will need to secure contracts for labor and materials in relation to the construction of our proposed biodiesel processing plant. Upon completion of our proposed biodiesel processing plant, we will need to secure transportation and utility services, ensuring environmental compliance and obtaining required permits, contracting for feedstock supplies and, eventually, marketing our biodiesel. If we should fail to maintain our relationship with any of these key providers, or if any of these providers should fail to perform, we would be forced to locate and retain alternative providers. As a consequence, due to the critical nature of these services, the commencement, and continuation, of our operations could be very seriously delayed, our start-up expenses could be significantly increased and our business could be greatly harmed, even to the point of failure of our company.

There are several agreements and relationships that remain to be negotiated, executed and implemented which will have a critical impact on our operations, expenses and profitability.

We have several agreements, documents and relationships that remain to be negotiated, executed and implemented before we can develop and construct our proposed biodiesel processing plant and commence operations. In some cases, the parties with whom we would need to establish a relationship have yet to be identified. Examples include agreements for equity financing, a definitive design-build contract to construct our plant, agreements to supply us with access to transportation facilities, agreements to supply us with feedstocks and natural gas, contracts with other utilities, contracts to sell our production and agreements with numerous consultants. Our expectations regarding the likely terms of these agreements and relationships could vary greatly from the terms of any agreement or relationship that may eventually be executed or established. If we are unable to enter into these agreements or relationships on satisfactory terms, or if revisions or amendments to existing terms become necessary, the construction of our proposed biodiesel processing plant and the commencement of our operations could be delayed, our expenses could be increased and our profitability could be adversely affected and the value of your investment could decline.

The cost of construction for our proposed biodiesel plant could increase and, if an increase occurs, our reserves may be depleted and the additional debt or equity capital that may be required could delay and diminish our profitability and decrease the value of your investment in our company.

A preliminary budget contemplates construction of our proposed biodiesel processing plant at an estimated cost of $6.5 million. Our financial plan is based on this estimated cost, plus the cost of site acquisition and improvements, an administrative building, start-up and development costs and reserves estimated of approximately $5,000,000, resulting in total estimated capital requirements of $11,000,000. If the cost to design and construct our proposed biodiesel processing plant or other costs increase due to economic factors, design modifications, construction delays or cost overruns, the total cost of our project and the capital required could increase, perhaps significantly. In such an event, our profitability and ultimately the financial condition of our company will be adversely affected.

Delays due to, among others, weather, labor or material shortages, permitting or zoning delays, or opposition from local groups, may hinder our ability to timely commence operations.

Our construction timetable, which we believe to be reasonable, assumes the commencement of construction of our proposed biodiesel processing plant in February 2007 and startup in August 2007. Our schedule depends upon several assumptions, including the effectiveness of agreements that remain to be negotiated and signed. We could also incur delays in the construction of our proposed biodiesel processing plant if we need to change the site for the plant due to permitting or zoning delays, opposition from local groups, adverse weather conditions, labor or material shortages, defects in materials or workmanship or other causes. In addition, the availability of financing, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards biofuel or our plant could result in delays in our timetable for construction and commencement of operations. Any such delays will adversely affect our ability to commence operations and generate revenue.

Defects in the construction or performance of our proposed biodiesel processing plant could result in a reduction in our revenues and profitability and in the value of your investment in our company.

We anticipate that the construction of our proposed biodiesel processing plant will contain warranties with respect to materials and workmanship and assurances that the plant will operate at design capacity. However, defects in the construction or performance of the plant could occur and there is no assurance that we will be able to correct any problems that do in fact occur. If our plant does not perform at or above design specifications, we may not be able compete in a competitive marketplace. If defects delay the construction or hinder the operations of the plant, our operations, revenues, profitability and the value of your investment in our company could be materially adversely affected. If defects require a lengthy or permanent discontinuance of production, your investment could be reduced to very little or no value.

Our business will not be diversified because we will be primarily dependent upon one product. As a consequence, we may not be able to adapt to changing market conditions or endure any decline in the biodiesel industry.

We expect our business to consist primarily of biodiesel production and sales and to a lesser extent consist of the sale of glycerin. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell biodiesel and glycerin, or if the markets for such products declines. Our proposed biodiesel processing plant will not have the ability to produce any other products. Our lack of diversification means that we may not be able to adapt to changing market conditions or to withstand any significant decline in the biodiesel industry.

Our financial results will greatly depend on prices for our feedstock supplies and market prices for the biodiesel that we produce.

The cost that we incur for our supplies of vegetable oil feedstock and rendered animal fats and the market prices for the biodiesel that we produce and sell will have a major impact on our financial results and profitability. Feedstock inputs, which comprise a major portion of our operating expenses, do not have a direct price relationship to the price of biodiesel in the marketplace. For an operating biodiesel plant, falling biodiesel prices, coupled with a rise in feedstock prices, can result in significant reductions in cash flow and reduced profitability. These prices will change based on available supplies, the supply and market prices for alternative products and other market factors. For instance, increased supplies of biodiesel may lead to lower prices for biodiesel, regardless of the price of feedstocks. In addition, increased production of biodiesel could result in increased demand for feedstocks, resulting in higher operating costs and lower profitability. There can be no assurance as to the price of these commodities in the future, and any increase in feedstock prices or decrease in the price of biodiesel would adversely affect our financial condition.

Our operating costs could be higher than we expect, and this could reduce our income and any distributions we may make.

In addition to general economic conditions, market fluctuations and commodity prices, significant increases in operating costs could adversely affect our company due to numerous factors, many of which are beyond our control. These increases could arise for several reasons, such as:

•	higher prices for feedstocks, animal fats and other biodiesel resources (as discussed above);
•	higher natural gas prices, due to rising energy prices in general or increased demands on available supplies of natural gas;
•	increased costs for electricity, water and other utilities;
•	higher transportation costs for required feedstocks and for our biodiesel products due to rising fuel costs and greater demands on truck and rail transportation services; and
•	rising labor costs, particularly if any labor shortage should occur.

Upon completion of our proposed biodiesel processing plant, our operations will also subject us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, occupational safety and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly. Increases in operating costs would have a negative impact on our operating income, and could result in substantially decreased earnings or a loss from our operations, adversely affecting our financial condition.

The market price of biodiesel has followed the price of petroleum fuels, such as diesel fuel, and decreases in the price of petroleum-based fuels would very likely decrease the price of biodiesel, resulting in reductions in our revenues.

Historically, biodiesel prices have generally paralleled movements in petroleum prices. Petroleum prices in the international market have been difficult to forecast due to the impact of wars and other political factors, economic uncertainties, exchange rates and natural disasters. Just as a small reduction in the real or anticipated supply of crude oil can have a significant upward impact on the price of petroleum-based fuels, a perceived reduction of such threats can result in a significant reduction in petroleum fuel prices. Because biodiesel costs of production are relatively high compared to petroleum production and refining costs, a reduction in petroleum-based fuel prices can have a significantly adverse effect on biodiesel revenues and profits, which would adversely affect our financial condition.

The biodiesel industry is very competitive.

Competition in the biodiesel industry is strong and growing more intense as more production facilities are built and the industry expands. Our business will face competitive challenges from larger facilities that can produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed biodiesel processing plant. All of these biodiesel producers will compete with us for feedstocks and customers in our regional market. We expect that additional biodiesel producers will enter the market if the regulatory environment remains favorable and the demand for biodiesel continues to increase.

As more biodiesel plants are built, biodiesel production will increase and, if demand does not sufficiently increase, this could result in lower prices for biodiesel and glycerin, which will decrease the amount of revenue we generate.

A significant number of biodiesel plants are currently being planned and built in the United States and around the world. As a consequence, biodiesel production is expected to increase rapidly in the next two to three years. The demand for biodiesel is dependent upon numerous factors such as governmental regulations, governmental incentives, whether existing incentives for the production and use of biodiesel continue and the development of other technologies or products that may compete with biodiesel. If the demand for biodiesel does not sufficiently increase, then increased biodiesel production may lead to lower biodiesel prices. In addition, because biodiesel production produces glycerin as a co-product, increased biodiesel production will also lead to increased supplies of glycerin. Demand for glycerin depends upon various factors, the most significant of which is oversupply. A further increase in the supply of glycerin, without offsetting increases in demand, could continue the trend to lower prices in the glycerin market. Decreases in the market price of biodiesel and glycerin will result in lower revenues for our company, decreased profitability, and adversely affect our financial condition.

Technological advances and changes in production methods in the biodiesel industry could render our plant obsolete and adversely affect our ability to compete and the value of your investment.

Technological advances could significantly decrease the cost of producing biodiesel. If we are unable to adopt or incorporate technological advances into our operations, our proposed biodiesel processing plant could become uncompetitive or obsolete. We expect that technological advances in biodiesel production methods will continue to occur. If improved technologies become available to our competitors, they may be able to produce biodiesel at a lower cost than us. In such an event, we may be required to acquire new technology and retrofit our plant so that we remain competitive. There is no assurance that third-party licenses for any new technologies would be available on commercially reasonable terms or that any new technologies could be incorporated into our proposed biodiesel processing plant. The costs of upgrading our technology and plant could be substantial. If we are unable to obtain, implement or finance new technologies, our plant could be uncompetitive and our operating income would be reduced.

The development of alternative fuels and energy sources may reduce the demand for biodiesel, resulting in a reduction in our profitability.

Alternative fuels, including a variety of energy alternatives to biodiesel, are continually under development. Petroleum based fuels and other energy sources that can compete with biodiesel in the marketplace are already in use and more acceptable alternatives may be developed in the future, which may decrease the demand for biodiesel or the type of biodiesel that we expect to produce. Technological advances in engine and exhaust system design and performance could also reduce the use of biofuels, which would reduce the demand for biodiesel. Further advances in power generation technologies, based on cleaner hydrocarbon based fuels, fuel cells and hydrogen are actively being researched and developed. If these technological advances and alternatives prove to be economically feasible, environmentally superior and accepted in the marketplace, the market for biodiesel could be significantly diminished or replaced, which would adversely affect our financial condition.

Competition for qualified personnel in the biodiesel industry is intense and we may not be able to hire and retain qualified managers, engineers and operators to operate our plant efficiently.

When construction of our proposed biodiesel processing plant nears completion, assuming we are able to begin and continue such construction, we will need a significant number of employees to operate the plant. Our success depends in part on our ability to attract and retain competent personnel. We must hire or otherwise engage qualified managers, engineers and accounting, human resources, operations and other personnel. Competition for employees in the biodiesel industry is intense. If we are unable to hire, train and retain qualified and productive personnel, we may not be able to operate the plant efficiently and the amount of biodiesel we produce and market may decrease.

Compliance with new and existing environmental laws and regulations could significantly increase our construction and start-up costs, and force us to delay or halt construction or operation.

To construct our proposed biodiesel processing plant, we will need to obtain and comply with a number of permitting requirements. We may have difficulties obtaining the permits we need. As a condition of granting necessary permits, regulators could make additional demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. Environmental issues, such as contamination and compliance with applicable environmental standards, could arise at any time during the construction and operation of our proposed biodiesel processing plant. If this occurs, it would require us to spend significant resources to remedy the issues and may delay or prevent construction or operation of the plant. This would significantly increase the cost of our proposed biodiesel processing plant. We cannot assure you that we will be able to obtain and comply with all necessary permits to construct and operate our proposed biodiesel processing plant as planned.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

We are highly dependent upon our management personnel such as Luis Goyzueta, Patrick Orlando, Carlos Alberto Pinto and Gustavo Goyzueta because of their experience in the alternative energy industry and specifically with biodiesel and related products. The loss of the services of one or more of these individuals may impair management's ability to operate our company. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace the individual or to replace any business lost by the death of that person. The competition for qualified personnel in the markets in which we operate is intense. In addition, in order to manage growth effectively, we must implement management systems and recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business.

Most of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Nevada, United States, our principal business office is located in Lima, Peru. Outside the United States, it may be difficult for investors to enforce judgements against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, all of our directors and officers reside outside the United States, and nearly all of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgements predicated upon the liability provisions of United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgements of a bankruptcy court obtained by you in the United States may not be enforceable.

Our business is subject to comprehensive government regulation and any change in such regulation may have a material adverse effect on our company.

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on our company. Any or all of these situations may have a negative impact on our operations.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 93,750,000 shares of common stock. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

We were incorporated pursuant to the laws of the State of Nevada on October 2, 2003 and commenced operations commensurate with the acquisition of Metasun Software Corp. on November 30, 2003. We acquired Metasun Software Corp. from Chad DeGroot, our former president, by issuing a $10,000 promissory note, at the rate of prime plus 2% and due on demand. The acquisition was accounted for as a reverse takeover. Effective January 12, 2005, our issued and outstanding common shares were split on a 5.332687957 for one (1) basis. Effective August 7, 2006, we effected a one and one-quarter (1.25) for one (1) forward stock split of our authorized, issued and outstanding common stock. In addition, effective August 7, 2006, we completed a merger with out subsidiary, Pure Biofuels Corp., which we incorporated solely to effect a change of name from "Metasun Enterprises, Inc." to "Pure Biofuels Corp.", after we entered into a share exchange agreement dated July 26, 2006, as amended August 31, 2006, with Pure Biofuels Peru, the shareholders of Pure Biofuels Peru and Luis Goyzueta. The share exchange agreement contemplated our company acquiring all of the issued and outstanding common shares of Pure Biofuels Peru in exchange for the issuance by our company of approximately 30,000,000 common shares. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding shares of Pure Biofuels Peru occurred on September 15, 2006. As at the closing date, the former shareholders of Pure Biofuels Peru held approximately 54.5% of the issued and outstanding common shares of our company. The acquisition of Pure Biofuels Peru is deemed to be a reverse acquisition for accounting purposes. Pure Biofuels Peru, the acquired entity, is regarded as the predecessor entity as of September 15, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Pure Biofuels Peru. Such financial statements will depict the operating results of Pure Biofuels Peru, including the acquisition of our company, from September 15, 2006.

Following our incorporation, we commenced the principal business of developing software specializing in web applications using Microsoft technologies. Our only software product was MetaTraffic, a website statistics program designed specifically for ASP based websites. Additionally, we provided website maintenance and server administration services.

We were not financially successful in implementing our business plan as a software development business and were not able to generate sustained or significant revenues. As management of our company investigated opportunities and challenges in the business of being a software development company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focussed on the identification of suitable businesses with which to enter into a business opportunity or business combination, which ultimately led to the transaction with Pure Biofuels Peru.

BUSINESS SUBSEQUENT TO THE ACQUISITION OF PURE BIOFUELS CORP.

As of the closing date of the share exchange agreement on September 15, 2006, our company commenced the business of assembling and managing a portfolio of clean fuel (ethanol, biodiesel and gas-to-liquid) assets. Our business strategy is to generate revenues through the production, processing and distribution of biodiesel as an alternative fuel for freight and transportation fleets, marine, farming, rail and aviation industries, and other industrial uses.

Biodiesel is a safe, non-toxic, renewable fuel derived from vegetable oils and methanol that can be easily used in unmodified diesel engines. Biodiesel has been called "liquid solar energy" because its energy content is derived from plants that capture solar energy during photosynthesis. The plants grown to produce biodiesel consume carbon dioxide CO2, so they naturally balance most of the CO2 released when the fuel is combusted, offsetting a major contributing factor to global warming. Biodiesel is biodegradable and non-toxic, and has significantly fewer emissions than petroleum-based diesel when burned.

Our management is a focused senior team of professionals with finance and project development expertise. Our management has extensive experience and knowledge in the production of biodiesel and the renewable energy sector. In addition, our company has attracted a skilled team of advisors and contractors with significant experience in the field.

Within the renewable energy sector, our company’s primary investment opportunities will involve clean fuels (primarily ethanol and biodiesel), enabling technologies and the cultivation, harvesting an processing of oil plant feedstock in low cost growing locations. From a strategic value perspective, our management believes a geographic focus in South America will be a key component to building scale.

We are proposing to construct and operate a biodiesel processing plant on 1.5 hectares of land sub-leased near the Callao Port in Lima, Peru. The plant is designed for a continuous 24 hour production of 48,000 gallons of biodiesel per day, equating to approximately 16.8 million gallons per year. Approximately 2.9 million pounds of crude glycerol will also be produced from the process.

To date, we have not generated any revenues from the production, processing and distribution of biodiesel. We plan to commence processing, production and distribution of biodiesel upon completion of our proposed biodiesel processing plant located near Callao Port in Lima, Peru. We are a development stage company and we anticipate that we will require significant time and financing before we generate any revenue. Once we have completed construction of our proposed biodiesel processing plant, we intend to generate revenues through the sale of biodiesel and glycerin. We have already signed certain pre-sale agreements with local Peruvian fuel distributors for the entire anticipated production from the Callao facility.

BRIEF INTRODUCTION TO THE BIODIESEL INDUSTRY

Biodiesel is one of the most thoroughly tested alternative fuels on the market. A number of independent studies have been completed with the results showing biodiesel performs similar to petroleum diesel while benefiting the environment and human health compared to diesel. That research includes studies performed by the U.S. Department of Energy, the U.S. Department of Agriculture, Stanadyne Automotive Corp. (the largest diesel fuel injection equipment manufacturer in the U.S.), Lovelace Respiratory Research Institute, and Southwest Research

Institute. Biodiesel is the first and only alternative fuel to have completed the rigorous testing requirements under the Clean Air Act. Biodiesel has been proven to perform similarly to diesel in more than 50 million successful road miles in virtually all types of diesel engines, countless off-road miles and marine hours.

The biodiesel industry has expanded far beyond a niche market to become a significant industrial player. Biofuels are taking on renewed global importance as countries seek to substitute the soaring price of conventional oil and cut hazardous emissions. Biodiesel production capacity has increased by around 35% since 2002, reaching almost 2.2 million metric tons per year. Global output of biodiesel is between 425 and 570 million gallons annually, with about two-thirds of that capacity generated in Western Europe. Fuel markets that can benefit from biodiesel include bus and truck fleets, heavy equipment, diesel cars, boats and electric generators.

The production of biodiesel involves the transesterification of triglyceride oil (vegetable oil feedstock) with alcohol (methanol) in the presence of an alkaline catalyst (sodium hydroxide). Part of biodiesel's appeal is its versatility, since the fatty acid used to produce the ester can come from a number of different sources.

Biodiesel can be distributed using infrastructure which is already in place. We anticipate that all of our production will be sold to local fuel distributors. Fuel stations are beginning to make biodiesel available to consumers, and a growing number of transport fleets use it as an additive in their fuel. Potential environmental concerns mainly involve the transport, storage and handling of the various hazardous materials used in the production of the biodiesel such as methanol and sodium hydroxide. Numerous controls will be in place to ensure the risks associated with these potential concerns are kept to a minimum.

Environmental Impact

Biofuels, including biodiesel, have environmental benefits that are a major driving force for their introduction. Using biofuels instead of fossil fuels reduces net emissions of carbon dioxide, which are associated with global climate change. Biofuels are produced from renewable plant resources that “recycle” the carbon dioxide created when biofuels are consumed.

Life-cycle analyses consistently show that using biofuels produced in modern facilities results in net reductions of carbon emissions compared to using petroleum equivalents. These life-cycle analyses include the energy requirements for the farming and production of the biomass resource, as well as harvesting, conversion and utilization. Biofuels help nations achieve their goals of reducing carbon emissions. Biofuels burn cleanly in vehicle engines and reduce emissions of unwanted products, particularly unburned hydrocarbons and carbon monoxide. These characteristics contribute to improvements in local air quality.

In a life-cycle study published in October 2002, entitled “A Comprehensive Analysis of Biodiesel Impacts on Exhaust Emissions, 2002,” the U.S. Environmental Protection Agency (EPA) analyzed biodiesel produced from virgin soy oil, rapeseed (canola) and animal fats. The study concluded that the emission impact of biodiesel produced slightly increased NOx emissions while significantly reducing other major emissions.

Carbon Credits

Biodiesel is an important means to reduce local pollution and emissions that cause climate change. Burning petroleum diesel produces high levels of carbon dioxide (CO2), a greenhouse gas that contributes to global warming, and other harmful pollutants. In contrast, biodiesel produces lower overall emissions because energy crops capture CO2 as they grow. Biodiesel reduces carbon monoxide emissions by up to 50% and reduces particulates that contribute to respiratory infections by up to 30%. Biodiesel is also virtually free of sulphur that contributes to acid rain. Companies are now capitalizing on emerging carbon markets through reductions of associated green house gas emissions. Carbon credits represent an additional stream of capital that will be treated as element of project finance structuring in these new markets.

Emission Reduction Units can be generated through Joint Implementation projects in so-called Annex 1 nations (covering the former Soviet Union, Eastern Europe, and potentially Western Europe, Japan and Canada), whereas Certified Emission Reductions can be generated through Clean Development Mechanism projects in non-Annex 1 nations (including China, South America, India and many other developing world nations). Collectively these carbon 'offsets' or carbon 'credits', help businesses and countries meet greenhouse gas emissions reduction targets within Europe and other parts of the world.

Health Impact

The downstream human health impacts and related costs are often overlooked when calculating the economics of energy. Diesel engines account for 79% of all particulate matter emitted by vehicles (Cackette, Tom, “Importance of reducing Emissions from Heavy-Duty Vehicles, October 1999). Their emissions consist of a wide range of organic and inorganic compounds produced during the gaseous and exhaust phases. These particles have hundreds of chemicals absorbed onto their surfaces, including many known, and suspected, mutagens and carcinogens – 92% of these particulates are less than 1.0 microns by mass, making them fully respirable (www.arb.ca.gov/emisinv/95inven/95inv.htm).

The critical constituents of diesel exhaust include Particulate Matter, Nitrous Oxide, Sulfur Dioxide, Carbon Monoxide and an extensive list of toxic chemicals that are contributors to cancer risk, chronic and acute respiratory injury, asthma attacks, ground-level ozone formation, acid deposition, particulate haze, and visibility impairment (“Closing the Diesel Divide, Protecting Public Health form Diesel Air Pollution, American Lung Association, 2003). More than 40 constituents of diesel exhaust are listed by the U.S. Environmental Protection Agency as hazardous air pollutants or toxic air contaminants. At least 21 of these substances are listed as known carcinogens or reproductive toxicants (J. Schwartz, D. Dockery, and L. Neas, “Is Daily Mortality Associated Specifically with Fine Particles?” Journal of the Air and Waste Management Association 46 (1996): 927-39) and “80% of the total cancer risk from all hazardous air pollutants is associated with the inhalation of diesel exhaust (Scorecard, 2002, calculated from 1999 EPA National Assessment of Air Toxics data. www.environmentaldefense.org.).

Biodiesel Feedstock Resources

Biomass consists of vegetation, residues, and waste materials containing large amounts of organic matter. Input materials used in making energy are called feed stocks. Feed stocks can be burned in direct combustion for process heat, steam and electricity. They can be gasified for heat, electricity or processed into a biofuel such as ethanol and biodiesel.

Biodiesel is made by removing glycerin from oil or fats thorough a process called transesterification. Fuel grade esters from these fats and oils are made by adding alcohols like methanol and ethanol to the oil with the aid of a catalyst. One advantage of biodiesel is that a variety of crops from around the world will produce essentially the same biodiesel fuel. Biodiesel can be produced from a wide variety of feedstock including oil producing crops. Some oil-producing crops produce more vegetable oil than others.

Reagents

The most common method of producing biodiesel is to combine vegetable oil with methanol in the presence of a catalyst (J. Sheehan, V. Camobreco, J. Duffield, M. Graboski, and H. Shapouri, Life Cycle Inventory of Biodiesel and Petroleum Diesel for Use in an Urban Bus: Final Report, NREL/SR-580-24089 (Golden, CO: National Renewable Energy Laboratory)). The catalyst used that we intend to use in our operations is sodium hydroxide. Sodium hydroxide, which is commonly referred to as lye or caustic soda, is the same chemical used to unclog kitchen and bathroom drains and can be purchased at an average price of $1.85/kg bulk rate 6 grams per litre.

Methanol is the most common alcohol used to process biodiesel due to cost, availability, and ease of use. Methanol is a colorless, odorless and nearly tasteless alcohol with the simplest chemical structure of all the alcohols. Most of the world’s methanol is being produced using natural gas as a feedstock, however, the ability to produce methanol from renewable biomass resources is growing in interest.

Processing Technology Pathways

The production of biodiesel, or alkyl esters, is well known. There are three basic routes to ester production from oils and fats:

•	base catalyzed transesterification of the oil with alcohol;
•	direct acid catalyzed esterification of the oil with methanol; or
•	conversion of the oil to fatty acids, and then to Alkyl esters with acid catalysis.

The majority of the alkyl esters produced today are done with refined oils using base catalyzed transesterification, as it is the most economic for several reasons (National Biodiesel Board, http://www.biodiesel.org/pdf_files/Production).

•	Low temperature (up to 150F) and low pressure (atmospheric up to about 20 psi).
•	High conversion (98% +) with minimal side reactions and reasonable reaction times.
•	Direct conversion to methyl ester with no intermediate steps.

The most cursory look at the literature relating to biodiesel will soon reveal the following relationship for prediction of biodiesel from fats and oils.

100 lbs of oil + 10 lbs of methanol = 100 lbs of biodiesel + 10 lbs of glycerol

Process Technology Selection

The number of biodiesel process-technology companies in the world is steadily growing. Some companies offer pre-made turn-key plants, some will custom build a turn-key plant to suit specific customer needs, while others offer engineering services for a locally built, custom plant. All options have advantages and disadvantages. Most of the high-tech biodiesel plant manufacturing companies offer plants that are economically feasible for centralized, large-scale production using a continuous process. In order to reach these economies of scale, these plants operate mostly on virgin oils.

PRODUCTS

Biodiesel

Biodiesel can be defined as ‘a diesel fuel obtained by the esterification of oil (triglycerides) derived from plants or animals’ (International Fuel Standard Biodiesel). Esterification is the conversion of a compound into an ester by a reaction between an acid and an alcohol with the elimination of a molecule of water. In the production of biodiesel, triglycerides (organic fatty acids) are mixed with alcohol in the presence of a catalyst (sodium hydroxide) to produce biodiesel and glycerin. Although biodiesel can be run in any diesel engine as a neat fuel (B100), biodiesel is likely to be blended with diesel fuel for several reasons, such as:

1.	higher production costs and lower production volume potential;
2.	concerns that running on B100 can result in gelling problems in very cold weather; and
3.	acceptance by many diesel engine manufacturers of a 20% blend (B-20).

Glycerin

Glycerin is a byproduct of producing soaps, fatty acids, and fatty esters from the triglycerides in vegetable oils and animal fats. Approximately 0.7 pounds of crude glycerin are produced for every gallon of biodiesel. The glycerol produced by transesterification is only about 50% pure. It contains a significant amount of contaminants including methanol, soap, and catalyst. It is relatively easy to raise the purity level of the crude glycerol to 80% - 90%.

Glycerol is a very common industrial chemical with a multitude of uses. It is found in baby care products, embalming fluids used by morticians, glues and in explosives and throat lozenges and in suppositories (Glycerine – A Key Cosmetic Ingredient, Edited by E. Jungermann and N.O.V. Sonntag, Marcel Dekker, Inc., New York, 1991). The principal uses of glycerol include food products, cosmetics, toiletries, toothpaste, explosives, drugs, animal feed, plasticizers, tobacco, and emulsifiers.

Prices for pure glycerol have varied from $0.50 to $1.50/lb over the past several years. Clearly, the disposition of the glycerol is an important element of biodiesel profitability. However, it should be noted that these prices are based on glycerol that is at least 99.7% pure.

New Product Development

In addition to being an alternative fuel for freight and transportation fleets, marine, farming, rail and aviation industries, there are many other markets for this product, such as:

•	bio-solvents for use as industrial solvents or shoreline reclamation;
•	lubricating Oils–diesel lubricity additives, concrete form release, concrete curing agents, sealers and stains, pump lubricants, wire rope lubricants;
•	electrical Generation;
•	landscaping;
•	herbicides; and
•	form oil used in concrete construction.

MARKETS

Biodiesel producers and users are inextricably tied to the petroleum industry. Biodiesel fuel is mixed with petroleum derived “petrol-diesel”, marketed through the conventional petroleum marketing system, and used in engines designed to operate on petrol-diesel. The biodiesel blends, whether B2 to B5 (2% to 5% biodiesel in 98% to 95% petrol-diesel), B20 or B100, are subject to the same engine performance and emissions expectations as petrol-diesel.

The diesel fuel market may usefully be segmented several ways, including:

•	Segmentation by End Use Category;
•	Segmentation by End User Performance Criteria; and
•	Segmentation by End User Volume and Infrastructure.

The factors affecting biodiesel entry into all of these segments include fuel price and availability, legislative mandates and incentives, environmental regulations and consumer awareness.

Segmentation by End Use Category

The key characteristics that promote the B100 market include the facts that it is nontoxic, biodegradable, and renewable, reduced emission (compared to petrol-diesel) and has a non-objectionable odor. Each of these attributes can be an advantage in different applications. In addition, B100 has been recognized as an “alternative fuel” which offers benefits for its use as a 20% blend in fleet applications. The major application segments for B100 include automotive and trucking, marine, underground mining and off-road vehicles.

Road Transportation

Use of Biodiesel in Peru's transport sector will primarily be a function of its vehicle population, economics of conversion, and availability of refueling stations. Peru has approximately 1 million vehicles for a population of 27 million, about 1 vehicle per 27 people. The number of vehicles has been increasing by about 7% per year. Of Peru's 936,000 vehicles in 2005, 68% were located in Lima. Automobiles represented 53% of Peru's vehicle population with 40% being located in Lima.

Some 60% of vehicles imported into Peru (no domestic new-car assembly exists in Peru) today are diesel. Over 75% of car imports are used rather than new vehicles, mostly due to Peru's relatively small class of consumers willing or able to buy new cars. According to the Fabricantes de Veiculos Automotors, 90% of all intercity cargo is shipped by diesel-powered trucks and 90% of all passengers travel by diesel buses between cities.

Because vehicles in Peru are relatively old without modern carburetion and fuel control systems, emissions of pollutants are high. Air pollution in Peru is mainly caused by motor vehicles concentrated in the urban areas, such as Lima, Arequipa, Chiclayo and Trujillo. Lima’s air quality is extremely poor due to carbon and nitrous oxide contamination in vehicle gas emissions (World Bank Technical Paper No. 373, Vehicular Air Pollution: Experiences from Seven Latin American Urban Centers, pg. 77). The toxic emissions from biodiesel burned in vehicles, without exception, are lower than for any other transport hydrocarbon fuel.

The increase in availability of biodiesel supply for vehicles is expected to result in a dramatic increase in the number of vehicles using biodiesel. The number of vehicles using biodiesel is forecast to increase from about 1000 at present to 75,000 by 2009. Annual biodiesel consumption is forecast to be about 35 million gallons or 2,300 barrels per day by 2009.

Off-Road Vehicles

There are several off-road vehicle segments, including airports, farming, logging, industrial, and construction. Off-road vehicles and stationary engines are a significant diesel market totaling about 2.1 billion gallons per year. Biodiesel is finding acceptance in areas such as parks, resorts, and forests because of biodegradability, lower emissions, and odor properties. Renewability is an advantage, particularly in areas emphasizing ecotourism. The off-road market most likely to see a significant penetration of B100 is for use at airports in air quality sensitive areas. Farming is a market segment with high interest and motivation, but not for B100. There is a consistent interest for B2 to B10 blends in the farming segment.

Marine

Biodiesel is an obvious candidate for use in marine applications. The marine fuel sector is dominated by some of the larger fleets (ferries and Coast Guard), however, competitive pricing within this sector is made more difficult by the negotiating power associated with these fleets and by the lower relative tax advantages that apply as compared to road transportation. Independent tests have found that pure biodiesel is non-toxic, readily biodegradable and essentially free of sulfur and aromatics.

Underground Mining

The reduction in particulate emissions from biodiesel is an important factor in penetrating the underground mining market. The dominant factor in the market, however, is fuel cost. The engines are very large and run continuously. High efficiency particulate traps have kept petroleum-diesel competitive in meeting emission standards.

Segmentation by End User Performance Criteria

Biodiesel markets are also segmented by blend level. The driving forces behind the expansion of biodiesel markets are environmental mandates and superior performance. The cost of the fuel continues to be a negative factor opposing more rapid acceptance of biodiesel. The most likely market, however, is the low (B2 to B5) blends that carry minimal cost impact, but significant performance enhancement, in a huge market. Biodiesel has such great performance benefits over regular petroleum diesel that, even at very low percentages of concentration, there is great benefit to using even a little biodiesel. Low blends of biodiesel are defined as blends of 5% biodiesel or below. In fact, at low percentages of biodiesel, the mixed fuel conforms to the standard for diesel fuel (ASTM D975).

Several diesel products incorporate the positive benefits of biodiesel in their "3-in-1" type fuel additives and conditioners. These “performance” additives use biodiesel as the carrier for the additives since it delivers a strong lubricity benefit, even at low percentages. A blend that includes as little as 2% biodiesel can improve lubricity by over 130% over regular petroleum diesel. In addition to this, low percentage blends of biodiesel will act as a Cetane booster and will help to clean fuel injectors and protect pistons and fuel pumps.

Blends of up to 5% biodiesel are considered additive volumes. Biodiesel is fuel and contains similar power to regular D2 diesel and 30% more power than cold-weather diesel fuel. As a result, the power losses that can be attributed to using higher percentage blends of other additives are not present when using biodiesel. In fact, biodiesel can be economically used at a 20% blend, referred to as B20, which will do a more complete job of protecting and cleaning diesel engines throughout the engine operating cycle. Using biodiesel can extend engine maintenance and life cycles considerably.

B20 Markets

The B20 blend was originally chosen as an optimum between reductions in exhaust emissions and fuel costs. B20 provides about a 14% decrease in PM 10 (10 micron particulate matter) emissions, a 9% decrease in CO and a 7% decrease in hydrocarbons, compared with petrol-diesel. B20 also causes about a 2% increase in NOx. A key factor in selecting B20 as an alternative fuel is that there is no investment required for new infrastructure to switch to biodiesel.

Diesel engines are about 30% more efficient than gasoline engines. This means that a diesel engine of the same displacement will produce about 30% more horsepower or give 30 % better fuel economy (or 30% less carbon dioxide emissions). Today’s diesel engines are quieter, cleaner burning and more responsive than earlier models.

B2 to B5 Markets

The low blend option, in the range of B2 to B5, is essentially the use of biodiesel as a diesel fuel additive to enhance lubricity. Low-level blends will also reduce emissions although the reductions will be proportional to the blend level, so the reductions may be small. The mandated transition to low sulfur diesel fuels has opened the door to the largest potential market, the over-the-road trucking industry. The B2 blend combines improved lubricity performance with a minimal increase in fuel price. The low blend approach appears to offer the greatest opportunity for significant entry into the major use markets for diesel fuel.

Power Generation

Biodiesel is a natural choice for renewing our commitments to the environment in remote and urban communities alike. Remote communities have been using petroleum diesel for primary power generation for years. Biodiesel uses existing transportation and storage infrastructures. Biodiesel is the obvious choice for use in backup generators, which are typically located indoors. Petroleum diesel’s toxicity can be particularly hazardous to human health when diesel generators are used for backup power. Biodiesel is the only fuel to be deemed non-toxic at any level. It is 10 times less toxic than table salt and more biodegradable than sugar. It is milder on human skin than soap and water solutions. Using biodiesel in backup generators does not interfere with regular fuel maintenance and testing protocols and will contribute to both a healthier workplace and environment.

Segmentation by End User Volume and Infrastructure

A third significant form of segmentation is based upon the performance measurement factors and decision criteria that apply within different classes of fuel users. Organizations that measure their performance based solely upon financial results and factors that contribute directly to bottom line enhancement are less likely to become early adopters of biodiesel. These organizations might be referred to as “Limited Orientation Fleets”. Although biodiesel has proven successful in many jurisdictions, there remains an element of perceived risk in its adoption as a major component of a fleet refueling program.

The introduction of biodiesel requires a modest investment in training and in management attention. In addition, biodiesel usually carries a premium price as compared to conventional diesel fuel. These factors present obstacles unless the social and environmental benefits of adopting biodiesel are factored into the fleet user’s decision-making process. For organizations that use a “triple bottom line” evaluation system, these external benefits are formally considered in both decision making and performance evaluation.

Triple bottom line fleets focus not just on the economic value they add, but also on the environmental and social value they add and destroy. At its narrowest, the term ‘triple bottom line’ is used as a framework for measuring and reporting corporate performance against economic, social and environmental parameters. At its broadest, the term is used to capture the whole set of values, issues and processes that companies must address in order to minimize any harm resulting from their activities and to create economic, social and environmental value.

This involves being clear about the company’s purpose and taking into consideration the needs of all of the company’s stakeholders, shareholders, customers, employees, business partners, governments, local communities and the public. Triple bottom line organizations will be targeted on a priority basis for the early adoption of biodiesel programs. These organizations tend to have a significant component of public ownership and accountability to their communities.

They include:

•	Transit systems;
•	Municipal and regional government operations; and
•	Fleets under contract to government operations.

DISTRIBUTION METHODS

Distributor margins in the conventional diesel fuel industry are low and subject to severe competitive pressures. Distributors, potentially interested in marketing and selling a biodiesel product are seeking enhanced margin opportunities, but are also focused upon gaining market share by appealing to the environmentally conscious niche segment. Using distributor channels rather than direct sales and delivery to fleet customers will reduce the gross profit margin available to our company. This must be balanced against the contribution and services that good quality distributor partners can provide, including:

•	ownership and operation of strategically located fuel storage and refueling infrastructure including both retail and card lock stations;
•	the ability to add blending infrastructure with relatively low cost and complexity;
•	possession of existing permits, zoning approvals and licenses to store and dispense petroleum based fuels and fuel blends;
•	relationships with significant fuel users and an understanding of how to prioritize and market to high priority fleet targets;
•	understanding the local competitive environment and development of competitive strategies; and
•	extension of trade credit to fuel users and bearing of the related credit risk.

Three different distribution strategy scenarios were considered: (i) direct, (ii) distributor, and (iii) a blended model discussed below.

1.	Direct Sales

The strategy of taking on the full responsibility for distribution and sale of the biodiesel product may maximize the gross margin potential available to the biodiesel manufacturer, but would involve:

•	purchase of one or more trucks to distribute B100; and
•	purchase of petroleum diesel and blending equipment to produce B20, which would involve:

- high capital cost of truck(s), blending facility, extra tankage;

- extra regulatory issues (truck licensing and permits) and truck maintenance;

- creation and maintenance of an accounting system to invoice the full spectrum of customers;

- direct responsibility for hiring, training and administering unionized drivers; and

- possible creation of a wholesale/retail fuel-dispensing infrastructure.

Purchasing diesel for in-house blending is essentially technically simple but financially risky. For example, it entails:

•	competing on diesel cost with fully integrated petroleum refiners, means that the biodiesel producer would have a cost disadvantage on 80% of blended product cost; and
•	competing with the fully integrated petroleum refiners on the basis of displacing 100% of the market volume that moves to B20 rather than 20%.

Similarly, development of retail fuel dispensing/distribution infrastructure is not a technical challenge, but is excessively costly, complex and risky due to the following factors:

•	it is a highly competitive industry segment with low margin returns;
•	approvals and licensing can become extremely complicated, costly and time consuming;
•	a single product offering (biodiesel) would not likely generate sufficient revenue base to provide an attractive return on investment;
•	such a strategy must take on the full burden of marketing in order to establish market share but starting with no brand recognition;
•	the likely competitive reaction from the fully integrated petroleum refiners and existing fuel distributors with multiple products would be extreme; and
•	the high risk/low return profile of this option would make it almost impossible to finance.
2.	Distributor Sales

The strategy of passing full responsibility for distribution and sale of the biodiesel product to one or more distributors would depress the gross profit margin potential available to the biodiesel manufacturer and could make the blended product too expensive to compete in high-volume, low-margin fuel use segments. In counterbalance, the use of established distributors can offer the following advantages:

•	lower risk due to less capital investment and lower complexity since the fuel distributor has an existing fleet of suitable trucks;
•

since the fuel distributor has existing tanks, trucks and drivers, it can carry out the blending and distribution using its equipment to supply an established network of wholesale/retail product outlets;

•	an established fuel distributor will have a network of clients and established billing procedures which will simplify entry for the biodiesel producer;
•	an established fuel distributor may be able to tap into premium price wholesale/retail markets for biodiesel (e.g. a “green” market) due to advertising, branding, sales force and key locations; and
•	an established fuel distributor will always have access to a better price for petroleum diesel for blending than will a new biodiesel producer due to the volume of its existing business.
3.	Combined Direct

A strategy that could leverage the advantages of both scenarios for our company would be to use distributors to penetrate those market segments that have lower volumes, higher price-points and less in-house infrastructure while retaining those segments for direct sales that have higher volumes, lower prices and in-house blending/refueling capability.

Sources and Availability of Raw Materials

The vegetable palm oil will be sourced from SEMPALMA and Proyecto Especial Altomayo, both in Peru, and Cl Acepalma, in Colombia. The methanol will be sourced from Methanex plant in Chile.

Government Approval of Principal Products

Government officials in Peru are publicly announcing their support for biodiesel and other renewable energy sources.

Cost of Compliance with Environmental Laws

The cost of compliance with environmental and safety regulations is very small. Our proposed plant will not produce any effluents or have any smoke stacks. With regards to safety, all equipment must be fire proof and explosion proof. In addition, modern fire suppression systems must be installed in order to be eligible for insurance and to protect the safety of all employees.

MAJOR CUSTOMERS

We anticipate that our major customers will be Herco, Pecsa and Ocean Marine, all three of which are very large fuel distributors in Peru.

EMPLOYEES

We anticipate that we will employ a total of 25 full-time administrative and plant employees. In addition, we will employ 8 security guards that will be contract to a licensed private security company to fulfill local insurance requirements.

COMPETITION

The alternative energy industry is widespread and highly competitive. Numerous entities in the United States and around the world compete with our efforts to produce, process and distribute energy from renewable resources, including biodiesel. We face, and expect to continue to face, competition from entities to the extent that they develop products similar or identical to ours. We also face, and expect to continue to face, competition from entities that provide alternative energy solutions from renewable resources other than biodiesel, such as solar, hydro and wind energy producers.

Because many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we do, we may not succeed in developing our proposed products and bringing them to market in a cost-effective and timely manner.

We are a development stage company engaged exclusively in the production, processing and distribution of biodiesel and glycerine. We have not yet completed the construction of our proposed biodiesel processing plant and have no revenue from operations. As a result, we may have difficulty competing with larger, established biodiesel producing companies. These companies have much greater financial, technical, research, marketing, sales, distribution, service and other resources than us. Moreover, they may offer broader product lines, services and have greater name recognition than we do, and may offer discounts as a competitive tactic.

The technologies for producing and processing biodiesel and approaches for commercializing those technologies evolving. Technological developments may result in our products and/or processes becoming obsolete before we recover a significant portion of any capital expenditures that we may incur. If we are unable to complete our proposed biodiesel production plant, and commence production and processing of our products before our competitors, we will be adversely affected. Moreover, any products and technologies that we may develop may be made obsolete by less expensive products or technologies that may be developed from our competitors in the future.]

Oil Refineries

Peru has five main active refineries. The largest, La Pampilla, with a capacity of 100,000 bbl/d underwent a 60% privatization in 1996 and is controlled by Repsol YPF and others. It handles over half the total production of refined products. Petroperu controls the country's only crude oil pipeline and a majority of the retail oil products market. Petroperu owns the other major refineries: the 62,000 bbl/d-capacity (about 35% of total production) Talara refinery, located in the region of Piura on Peru's northwest coast, as well as the Iquitos Loreto (10,500 bbl/d) refinery in the northeast, the Conchan refinery (6,500 bbl/d), and the Pucallpa refinery (3,250 bbl/d).

CONSTRUCTION OF PROPOSED BIODIESEL PROCESSING PLANT

We intend to build our proposed biodiesel processing plant at the Callao Port in Lima, Peru. Based on our proposed schedule of operations, purchase of the process equipment, site assembly and infrastructure building in intended to commence in February 2007 with completion and startup anticipated for August 2007. We estimate that total capital costs to construct the plant and commence operations will be approximately $7,075,341, as follows:

Infrastructure	Area/Volume	Details
Biodiesel processing plant (installed)	• 48,000 gallons per day • Operating: 350 days • Order lead time: 6 months to build	$2,551,790
Critical Spare parts inventory		$40,000
Caustic Storage (Bulk)	• 50 kilo bags 10 sq. meter storage room • Sufficient for a 31 day inventory	$35,000
Methanol Storage Tank	• 1000 m3 storage tank • Modified and secured ISO Tank Blanketed with Nitrogen to prevent ingress of water • Permanently vented • Storage capacity sufficient for a 30 day inventory	$375,000
Biodiesel “shift” tank	• 80m3 • Product is stored here until quality testing is completed (14 hours capacity)	$52,000
Crude Glycerine tank	• 150 m3 • Stored on-site • 7 days capacity • Removed by a licensed contractor	$73,000
Palm Oil feedstock tank	• 2 x 5 000 m3	$690,000
Biodiesel product tank	• 1 x 6 000 m3	$790,000
Filling station	• Delivery rack and scales	$100,000
Product transport	• Product transport to the wharf, via pipeline 8 inch with buoy • Includes environmental impact assessment	$900,000
Administration and Control building	• Approximately 400sq.m. • Single storey building Administration offices, training room, health and safety room, washrooms and showers • Instrument Control Room • Small test laboratory	$160,000
Fire Suppression Equipment		$150,000
Laboratory Equipment		$76,000
Maintenance Building	• 300sq.m. • Single storey building-Maintenance facilities, spare parts storage	$120,000
Office Equipment and Software		$150,000
Insurance		$190,074
Total Capital Program		$6,525,864

Contingency 8.4%	$549,478
Total	$7,075,341

The Plant

The plant is designed for continuous 24 hour production of 48,000 gallons of biodiesel per day, equating to approximately 16.8 million gallons per year. In addition, we expect that the plant will produce approximately 2.9 million pounds of crude glycerol per year. The plant will be located on a sub-lease along with a small tank farm, administration, control and maintenance buildings. The main storage tanks for feedstock, methanol, biodiesel and crude glycerol products will be constructed on the Callao Port site. Movement of bulk liquid materials between the wharf and the plant will be managed by using pipelines.

Construction Phase

Temporary demountable buildings will be used on site during construction. Lay down areas and the site will be fenced during construction to comply with the construction regulations. Our company will ensure that all statutory regulations and local by-laws are satisfied. The civil works required for the site will include some earthworks, road and pathway construction, car parking facilities, site drainage, foundations for buildings and tank infrastructure, the biodiesel processing plant, and a small tank farm for chemicals servicing the operating plant. The administration and car park area will be bordered by landscaped gardens and the site will be surrounded by security fencing.

Excavation will be required for the laying of the foundations for the administration building, fresh water tank, waste water tank, fatty matter residue tank and liquid natural gas tank. Excavation will also be necessary for the preparation of the concrete bund that will house the chemical tanks. Trenching will be required for storm water, potable water, communications, power and sewerage. The plant and tank infrastructure will be secured within concrete bunds. These areas will be furbished with sumps and drain pumps, which will transfer collected waters to a waste water tank for proper disposal.

All tanks will comply with the relevant guidelines for product and utility distribution to from and around the processing plant will be located above ground in pipe racks. The pipelines to and from the Callao Port site that will carry feedstock, methanol, biodiesel and glycerine will also be above ground. Where necessary, these pipelines will be protected by the installation of guard rails. All pipelines will be signed and labeled. Construction personnel will be sourced locally and work under the supervision of experienced engineers and the construction supervisor. As the site is not labour intensive the workforce is unlikely to exceed 15 personnel at any one time.

Production Phase

The processing plant will be operated 24 hours a day, every day. Access to the site will be controlled by a swipe-card security system. Approximately 12 personnel will be required to fill four shift rosters.

For the first six months of operation, we anticipate that feedstock and methanol will be delivered by ship on a monthly basis to the Callao Port site. We anticipate that delivery will increase to a bi-weekly basis following this period. Delivery to the wharf will be managed by the Port and our personnel, and feedstock will be transported by pipeline to the main storage area on the Callao Port site. Weekly to monthly supplies of other chemicals such as caustic will also be maintained on-site. Secondary by-products such as fatty matter and distillations residue will be removed by a licensed waste contractor on an as-needed basis.

DESCRIPTION OF PROPERTY

Our principal office is located at Calle los Eurcharis 150, Dpt. 201, Monternico, Surco, Lima 33 Peru. Our company is currently negotiating the terms of a lease to re-locate within the San Isidro financial district.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

We are engaged in the business of producing, processing and distributing biodiesel, and related products, as an alternative fuel for freight and transportation plants and the marine, farming, rail and aviation industries.

On September 15, 2006, we completed a share exchange agreement with Pure Biofuels Peru. As a result of the share exchange agreement, we abandoned our previous software development, website maintenance and server administration business and commenced the business of producing, processing and distributing biodiesel. Because we are the successor business to Pure Biofuels Peru and because the operations and assets of Pure Biofuels Peru represents our entire business and operations from the closing date of the share exchange agreement, our management's discussion and analysis and plan of operations are based on Pure Biofuels Peru's intended operations.

During the years ended December 31, 2005 and 2004, we did not generate any revenues from the licensing of our technologies.

PLAN OF OPERATIONS

Overview

This current report contains forward-looking statements that involve significant risks and uncertainties. The following discussion, which focuses on our plan of operation through the commencement of operations of our plant, consists almost entirely of forward-looking information and statements. Actual events or results may differ materially from those indicated or anticipated, as discussed in the section entitled “Forward Looking Statements.” This may occur as a result of many factors, including those set forth in the section entitled “Risk Factors.”

We intend to construct and operate a 16 million gallon biodiesel production plant at Callao Port in Lima, Peru. Currently, we are a development stage company with no revenues from operations. To date, our efforts have been devoted principally to developing plans for the construction of the plant, engaging service providers and related activities.

The plant will have a design capacity to produce 16.8 million gallons of biodiesel per year. In addition, we expect the plant will produce approximately 2.9 million pounds of crude glycerin each year. The plant will consist principally of a materials handling and storage area, a transesterification reactor in which the biodiesel is produced, a storage and loading area for biodiesel and glycerin, truck scales and an administrative office.

We will not generate revenue until we complete construction of our plant, which we are targeting for August 2007, or earlier if possible. In order for us to construct the plant and commence operations, we will require a first round equity financing in the amount of $11 million. If we are successful in obtaining the first round equity financing, we intend to utilize the proceeds of such financing as follows:

Use of Proceeds	Amount
Organizational and Financing Costs	$855,603
Capital Equipment	$6,525,864
Working Capital	$2,069,056
Growth Initiatives: Research and Due Diligence	$1,000,000
Contingency	$549,478
Total	$11,000,000

Organizational and Financing Costs

We estimate that our organization and financing costs for the next twelve month period will be approximately $855,603. These costs will primarily consist of legal, administrative, compliance and other expenses.

Capital Equipment

We are planning to commit to the purchase order to acquire the process equipment on or before October 15, 2006. Based on our project schedule, site assembly and infrastructure building will commence in February 2007 will completion and startup in August 2007. Our planned capital expenditures for the next twelve month period in connection with the construction of the plant are estimated as follows:

Expenditure	Amount
Biodiesel Processing Plant (Installed)	$2,551,790
Storage Tanks	$2,088,000
Buildings	$280,000
Materials Handling Equipment	$1,150,000
Spare Parts	$40,000
Lap Equipment	$76,000
Office Equipment and Software	$150,000
Insurance	$190,074
Total	$6,525,864

Growth Initiatives: Research and Due Diligence

We estimate that our research and due diligence costs for the next twelve month period will be approximately $1,000,000. These costs will primarily consist of feasibility studies to start our own plantations of palm oil in order to be self sufficient in the sourcing of our feedstock.

Contingency

We estimate that our contingency costs for the next twelve month period will be approximately $549,478. These costs will primarily consist of increases in raw materials cost for plant construction such as steel or cement or delays in permitting from the local authorities.

Employees

We estimate that our employee and consultant compensation expenses for the next twelve month period will be approximately $450,000. These costs will primarily consist of wages and consulting contracts for hired professionals.

There will be seven employees pre-construction and twenty two post-construction of our processing plant. the new employees post-construction will consist of plant operators and quality control personnel.

Trends and Uncertainties

Our ability to generate revenues in the future is dependent on whether we successfully complete construction of our biodiesel processing plant. We cannot predict whether or when this may happen and this causes uncertainty with respect to the continuation and growth of our company and our ability to generate revenues.

Financing

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during our fiscal year ended December 31, 2006.

Given that we are a development state company and have not generated any revenues to date, our cash flow projections are subject to numerous contingencies and risk factors beyond our control, including our ability to manage our expected growth, complete construction of our proposed plant and commence operations. We can offer no assurance that our company will generate cash flow sufficient to meet our cash flow projections or that our expenses will not exceed our projections. If our expenses exceed estimates, we will require additional monies during the next twelve months to execute our business plan.

There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, completion of our proposed plant and successful and sufficient market acceptance of our products once developed and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

LIQUIDITY AND CAPITAL RESOURCES

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, there is substantial doubt regarding our ability to continue as a going concern.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Neither our company nor our operating subsidiary engages in trading activities involving non-exchange traded contracts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of September 18, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Cede & Co.	12,719,555 common shares	23.1%
Corporate Group Inc. Box 681 Providenciales, Turks & Caicos	2,994,013 common shares	5.4%
Crown Capital Partners SA 16 Rue 1211 Geneva, Switzerland 1211	3,426,482 common shares	6.2%
Luis Goyzueta c/o Calle Los Euchariz 150 Dpto 201 Monterrico, Surco Lima 33, Peru	13,002,990 common shares	23.6%
David Clifton 198 Whonoak Road West Vancouver, British Columbia Canada V7P 3R1	3,993,990 common shares	7.3%
Joy Clifton 3102 – 455 Beach Crescent Vancouver, British Columbia Canada V6Z 3E5	2,552,550 common shares	4.6%
Directors and Executive Officers as a Group (3 persons)	19,549,530 common shares	35.5%

(1)

Based on 55,031,228 shares of common stock issued and outstanding as of September 18, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the directors and executive officers of our company and our operating subsidiary. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Luis Goyzueta	Director and Chief Executive Officer	32	July 26, 2006
David Clifton	Director and Vice President	35	July 26, 2006
Joy Clifton	Secretary and Treasurer	59	July 26, 2006

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company and the executive officers of our subsidiary, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

LUIS GOYZUETA

Mr. Goyzueta obtained a degree in Economics and Finance from Bentley College in Boston. Mr. Goyzueta has been a director of Urex Energy Corp., a Nevada corporation whose business primarily includes the acquisition and exploration of uranium mining properties, since August 31, 2005. Prior to this, Mr. Goyzueta has had over seven years experience working as an executive with natural resource companies in Peru. Most recently, he has been the General Manager of Interpacific Oil, the only biodiesel producer in Peru. In addition, Mr. Goyzueta has been a director of Compañia Minera Mória, a privately held mining company in Peru, and Oiltec, a petrochemical distributor.

DAVID CLIFTON

Mr. Clifton has been in the venture capital market for over 15 years. He has been an investment advisor in Canada for over eleven years, working for Goepel McDermid and Dundee Securities. Mr. Clifton has held General Manager positions and has been a director in two private Peruvian mining companies, Grupo Minero and Minera Pan Americana. He has also performed consulting work for both public and private companies. Mr. Clifton is the founder of Global Environmental, a private Peruvian biodiesel company, and is co-founder of Pure Biofuels del Peru SAC, also a private Peruvian biodiesel company.

JOY CLIFTON

From 2001 to the present, Ms. Clifton has been the President and Chief Executive Officer of Soar International Management Company, a boutique early stage business development incubator. Prior to founding Soar International Management Company, Ms. Clifton was a founder and director of Soar International Events Company from 1993 through to 2001, where she was responsible for business development. Soar International Events Company was involved in the sport event market industry. From 1989 to 1993, Ms. Clifton was the Executive Secretary at Swim BC, an Olympic swimming governing body.

BOARD AND COMMITTEE MEETINGS

Board Meetings

The board of directors of our company held no formal meetings during the year ended January 31, 2006. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

For the year ended January 31, 2006, our only standing committee of the board of directors was our audit committee.

Audit Committee

Currently our audit committee consists of our entire board of directors. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.

For the year ended January 31, 2006,, there were no meetings held by the audit committee. The business of the audit committee was conducted by resolutions consented to in writing by all the members and filed with the minutes of the proceedings of the audit committee.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by it, and to the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

Family Relationships

Except as disclosed below, there are no family relationships between any of our directors and executive officers.

David Clifton, a director and Vice President of our company, is the son of Joy Clifton, the Secretary and Treasurer of our company.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons, or any proposed directors, has been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;
3.

being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Particulars of compensation paid to:

1.	our chief executive officer;
2.

each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 per year; or

3.

any additional individuals for whom disclosure would have been provided under (2) but for the fact that the individual was not serving as our executive officer at the end of our most recently completed financial year;

(each a "Named Executive Officer") is set out in the summary compensation table below:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen-sation
		Salary	Bonus	Other Annual Compen-sation(1)	Awards(1)		Payouts
					Securities Under Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts
Chad DeGroot President, Secretary, Treasurer(2)	2005 2004 2003	$59,871(3) $60,340(5) $3,872	Nil Nil Nil	Nil Nil $2,548	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	$15,000(4) $15,000(6) Nil
Alastair Anderson Vice President(7)	2005 2004 2003	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus are not reported herein.

(2)	Chad DeGroot became our President, Secretary and Treasurer on October 2, 2003. Mr. DeGroot resigned as the Secretary and Treasurer on July 26, 2006 and as President on September 15, 2006.

(3)	Chad DeGroot provided consulting services to our company for a fee of $59,871 for the year ended January 31, 2006.

(4)

Chad DeGroot provides management services and office premises to our company at no charge. These donated services are valued at $1,000 per month and donated office premises are valued at $250 per month. A total of $15,000 was donated during the year ended January 31, 2006.

(5)	Chad DeGroot provided consulting services to our company for a fee of $60,340 for the year ended January 31, 2005.

(6)

Chad DeGroot provides management services and office premises to our company at no charge. These donated services are valued at $1,000 per month and donated office premises are valued at $250 per month. A total of $15,000 was donated during the year ended January 31, 2005.

(7)	Alastair Anderson became our Vice President and a director on November 28, 2003 and resigned from these positions on December 16, 2005.

Options and SARS

From the date of inception to January 31, 2006, we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the year ended January 31, 2006.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

Our former President, Chad DeGroot, provided management services to our company at no charge. These donated services are valued at $1,000 per month and donated office premises are valued at $250 per month. A total of $15,000 was donated during the year ended January 31, 2006. We also paid Mr. DeGroot a consulting fee of $59,871 during the year ended January 31, 2006.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Certain Relationships and Related Transactions

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

A salary of $17,342 was paid by our company to our former President during the three months ended April 30, 2006.

Our former President provided management services and office premises to our company at no charge. These donated services are valued at $1,000 per month and donated office premises are valued at $250 per month. A total of $3,750 was charged to operations during the three months ended April 30, 2006 and recorded as donated capital.

DESCRIPTION OF SECURITIES

We are authorized to issue 93,750,000 shares of common stock with a par value of $0.001. As at September 18, 2006 we had 55,031,228 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by Yahoo Finance on September 18, 2006, was $1.75.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "PBOF". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
June 30, 2006	N/A	N/A
March 31, 2006	N/A	N/A
December 31, 2005	N/A	N/A
September 30, 2005	N/A	N/A
June 30, 2005	N/A	N/A
March 31, 2005	N/A	N/A
(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Pacific Stock Transfer Company (Telephone: (702) 361-3033; Facsimile: (702) 433-1979. On September 18, 2006, the shareholders' list of our common shares showed 17 registered shareholders and 55,031,228 common shares issued and outstanding.

LEGAL PROCEEDINGS

As of September 19, 2006, we know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our company’s directors, proposed directors, officers, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company’s interest.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Manning Elliot, Chartered Accountants, LLP has been engaged as the principal independent accountants. There has been no change in our certifying accountant for the past two most recent fiscal years or interim period.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General

Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

Upon the closing of the share exchange agreement on September 15, 2006, we issued an aggregate of 29,999,970 shares of common stock to the shareholders of Pure Biofuels Peru in consideration for the acquisition of 999, or 99.9%, of the issued and outstanding common shares of Pure Biofuels Peru, on the basis of 30,030 common shares of our company's for every one common share of Pure Biofuels Peru. The issuance was a result of the closing of the share exchange agreement which occurred on September 15, 2006 among our company, Pure Biofuels Peru, Luis Goyzueta and the shareholders of Pure Biofuels Peru. As a result of the share exchange, the former shareholders of Pure Biofuels Peru own 29,999,970 shares of our company's common stock, representing approximately 54.5% of the 55,031,228 issued and outstanding shares of our company. The issuance of the 29,999,970 shares our company resulted in a change of control of our company. The closing of the share exchange agreement was conditional upon our company having no more than 25,031,246 common shares issued and outstanding at the closing date. In connection with the closing of the share exchange agreement, our company entered into a share purchase agreement with Chad DeGroot and Alastair Anderson whereby our company agreed to sell all of the issued and outstanding shares of Metasun Software Corp., a wholly-owned subsidiary of our company, to Chad DeGroot and Alastair Anderson in consideration for the cancellation of all of the shares in the capital of our company held by such individuals and the waiver and forgiveness of any outstanding amounts owed by our company to such individuals. As a result, Chad DeGroot cancelled 33,932,137 common shares and Alastair Anderson cancelled 9,980,041 common shares.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Luis Goyzueta and David Clifton were appointed as directors of our company as of September 15, 2006. A description of Mr. Goyzueta's and Mr. Clifton's business experience over the past five years can be found in Item 2.01 of this current report. Mr. Goyzueta was appointed Chief Executive Officer, Mr. Clifton was appointed as Vice President and Joy Clifton was appointed Secretary and Treasurer on July 26, 2006. We have not entered into any employment agreements with our newly appointed officers.

There are no definitive arrangements that have been made regarding committees of our company to which Luis Goyzueta and David Clifton are expected to be named. The appointment of Luis Goyzueta and David Clifton to our board of directors was prearranged in accordance with the provisions of the share exchange agreement dated July 26, 2006 and in compliance with section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder. The appointment of Mr. Goyzueta and Mr. Clifton to our board of directors was a condition precedent to the closing of the share exchange agreement. Mr. Goyzueta and Mr. Clifton were selected for appointment based on their familiarity and experience with Pure Biofuels Peru and the new business of our company as of the closing date.

Apart from the share exchange agreement, and the transactions contemplated therein, Mr. Goyzueta and Mr. Clifton have not had a direct or indirect material interest in any transaction of our company during the last two years, or proposed transaction, to which our company was or is to be a party.

Chad DeGroot resigned as Secretary and Treasurer of our company prior to Luis Goyzueta's appointment as Chief Executive Officer. The resignation was a condition of closing of the share exchange agreement. Chad DeGroot also resigned as a director of our company on September 15, 2006.

ITEM 5.03 CHANGE IN FISCAL YEAR

On September 15, 2006, in connection with the closing of the share exchange agreement, we changed our fiscal year end to December 31. The share exchange, contemplated by the share exchange agreement, is deemed to be a reverse acquisition for accounting purposes. Pure Biofuels Peru, the acquired entity, is regarded as the predecessor entity of September 15, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Pure Biofuels Peru. Such financial statements will depict the operating results of Pure Biofuels Peru, including the acquisition of our company, from September 15, 2006.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pure Biofuels Peru is a newly formed private Peruvian corporation. As of the date of this current report, Pure Biofuels Peru does not have any operations, assets or liabilities. As a result, audited financial information about Pure Biofuels Peru has not been provided in this current report as such information would not provide meaningful disclosure.

In addition, unaudited pro forma consolidated information as at September 15, 2006 has not been provided in this current report as such information would not provide meaningful disclosure of our company as a result of the accounting effect of the acquisition of Pure Biofuels Peru. The share exchange is deemed to be a reverse acquisition for accounting purposes. Pure Biofuels Peru, the acquired entity, is regarded as the predecessor entity as of September 15, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Pure Biofuels Peru. Such financial statements will depict the operating results of Pure Biofuels Peru, including the acquisition of our company from September 15, 2006. As our company has abandoned our prior marketing and branding services business and had negligible assets and liabilities as at April 30, 2006, pro forma financial information, which would depict our company and Pure Biofuels Peru on a combined basis as at September 15, 2006, would not provide meaningful disclosure of our company.

Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.1

Share Exchange Agreement dated July 26, 2006, among Metasun Enterprises, Inc. (now Pure Biofuels Corp.), Pure Biofuels del Peru SAC, the shareholders of Pure Biofuels del Peru SAC and Luis Goyzueta (incorporated by reference from our Current Report on Form 8-K filed on July 28, 2006).

(3)	Articles of Incorporation and By-laws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on March 16, 2004).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 Filed on March 16, 2004).
3.3	Articles of Merger and Certificate of Change (incorporated by reference from our current report on Form 8-K filed on August 7, 2006)
(10)	Material Contracts
10.1*	Share Purchase Agreement dated September 15, 2006 between Metasun Enterprises, Inc. (now Pure Biofuels Corp.), Chad DeGroot and Alastair Anderson
(21)	Subsidiaries of the Small Business Issuer
Pure Biofuels del Peru SAC
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

/s/ Luis Goyzueta

Luis Goyzueta

Chief Executive Officer

Date: October 2, 2006

D/VXD/894209.3